Exhibit 99.1

Safety Shot Clinical Data Results Confirm Breakthrough in Dramatic Reduction of Morning-After Symptoms Associated with Excessive Drinking

The Company Showed a Substantial Reduction in the Physical, Negative Characteristics that Accompany Heavy Drinking in its Recent Groundbreaking, Clinical Study

JUPITER, Fla., August 29, 2024 — Safety Shot, Inc. (Nasdaq: SHOT) (“Safety Shot” or “the Company”), a wellness company behind the world’s first rapid alcohol reducer that lowers blood alcohol content (“BAC”) by supporting its metabolism in as little as 30 minutes -- reported another remarkable finding. In its revolutionary, double-blind, randomized, placebo-controlled study, researchers noted a substantial increase in aldehyde dehydrogenase with a concurrently marked decrease in acetaldehyde (the main culprit of painful feelings after a night of heavy drinking). In as fast as 30 minutes, Safety Shot not only significantly decreased BAC but also rapidly reduced acetaldehyde in the blood by supporting the metabolism of alcohol. This ground-breaking finding proves that it is possible to remove toxins associated with the consumption of alcohol by supporting the metabolism of alcohol in a faster manner than the body can on its own. In addition, Safety Shot reduces these toxins long before any head, body and next day discomfort occurs.

“It is well-established by the medical and scientific communities that acetaldehydes, and NOT dehydration, are the cause of the unpleasant after-affects associated with excessive drinking. Once again, Safety Shot shows not only its superiority to any other product on the market across its broad spectrum of benefits, but that it is clinically proven as the world’s first in attacking the issues before they become a problem,” said David Sandler, the Company’s Chief Operating Officer and Co-Inventor. “Our patented formula and unique process, not only makes you feel better fast, but literally alleviates the painful after-affects commonly seen with excessive alcohol consumption.”

These findings are not only encouraging but are creating an exciting new category of functionality. As part of the Company’s efforts as the world leader in combating the ill effects of alcohol, the team at Safety Shot is committed to furthering its science through its robust R&D platform -- currently offering a 12oz drink, 4oz shot and dry powder stick pack, featuring its patented, clinically proven formula.

About Safety Shot, Inc.

Safety Shot, Inc., a wellness and dietary supplement company, has developed Safety Shot, the first patented wellness product on Earth that lowers blood alcohol content by supporting its metabolism, while boosting clarity, energy, and overall mood. Safety Shot is available for purchase online at DrinkSafetyShot.com and Amazon. The Company is introducing business-to-business sales of Safety Shot to distributors, retailers, restaurants, and bars throughout 2024.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding Safety Shot’s ability to develop and commercialize a product that lowers blood alcohol content, the timing, progress and results of non-clinical studies and clinical trials, including our product development plans and strategies, Safety Shot’s future results of operations or financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Forward-looking statements are based on Safety Shot’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, our ability to comply with applicable U.S. and foreign laws, rules, and regulations, product liability claims, our ability to develop and market Safety Shot and the risks and uncertainties that are described more fully in the section titled “Risk Factors” in Safety Shot’s Form 10-Q for the fiscal year ended June 30, 2024, filed with the Securities and Exchange Commission on August 15, 2024, and its other filings with the Securities and Exchange Commission. Forward-looking statements contained in this press release are made as of this date, and Safety Shot undertakes no duty to update such information except as required under applicable law.

Media and Investor Contact:

Autumn Communications

Jess Weinberger

Phone: 201-213-3239

Email: shot@autumncommunications.com

Investor Relations

Medon Michaelides

Phone: 561-244-7100

Email: investors@drinksafetyshot.com